Exhibit 99.1

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NEWS RELEASE
FOR IMMEDIATE RELEASE               CONTACTS
                                    CONSTELLATION MEDIA RELATIONS:
                                    Philippa Dworkin -- 585-218-3733
                                    Mike Martin -- 585-218-3669
                                    CONSTELLATION INVESTOR RELATIONS:
                                    Lisa Schnorr -- 585-218-3677
                                    Bob Czudak - 585-218-3668

                  CONSTELLATION BRANDS COMPLETES ACQUISITION OF
                         THE ROBERT MONDAVI CORPORATION

     FAIRPORT, N.Y., DEC. 22, 2004 - Constellation Brands, Inc. (NYSE: STZ,
ASX: CBR) today announced that, following receipt of all necessary approvals, it has completed its acquisition of The Robert Mondavi Corporation (NASDAQ: MOND). Mondavi shareholders overwhelmingly approved the combination at today's annual shareholder meeting, with more than 80 percent of the votes cast by the Class A shareholders and 94 percent of the votes cast by the Class B shareholders favoring the adoption of the merger agreement. Mondavi is now a wholly-owned subsidiary of Constellation.

     In connection with the completion of the transaction, Mondavi's Class A common stock will cease trading on NASDAQ at the close of markets today, December 22, 2004. As previously announced, Mondavi's Class A common shareholders will receive $56.50 per share in cash and Mondavi's Class B common shareholders will receive $65.82 per share in cash.

     "Today opens a new chapter for Constellation and the Robert Mondavi brand," stated Constellation Brands Chairman and Chief Executive Officer Richard Sands. "With the successful completion of this landmark transaction, Constellation offers an unmatched wine portfolio with expanded fine wine offerings, in addition to our broad portfolio of leading brands in the spirits and imported beer categories and unparalleled global distribution capabilities.

     "This is a winning combination that preserves and enhances the heritage of both companies and will produce outstanding wines for generations to come," continued Sands. "We welcome Mondavi's dedicated and experienced employees to Constellation as we continue our tradition of industry leadership, and we're eager to expand the Mondavi wine presence around the world."


ABOUT CONSTELLATION BRANDS, INC.
--------------------------------

     Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Constellation Brands is also the largest fine wine company in the United States. Well-known brands in Constellation's beverage alcohol portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Tsingtao, Black Velvet, Fleischmann's, Mr. Boston, Paul Masson Grande Amber Brandy, Franciscan Oakville Estate, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Alice White, Vendange, Almaden, Arbor Mist, Stowells and Blackthorn. With the completion of the Mondavi acquisition, additional well-known brands such as Woodbridge, Robert Mondavi Private Selection and the Robert Mondavi Napa, District and Reserve wines are now part of Constellation's portfolio of fine wine offerings. For more information about Constellation Brands and its products, visit the company's Web site at www.cbrands.com.

FORWARD LOOKING STATEMENTS
--------------------------

     This press release contains certain comments or "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these risks and uncertainties include factors relating to Constellation's ability to integrate Mondavi's business successfully and realize expected synergies, the continued strength of Mondavi's relationships with its employees, suppliers and customers, and the accuracy of the basis for forecasts relating to Mondavi's business. For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's and Mondavi's publicly available reports filed with the SEC, including the most current annual report, 10-K and 10-Q which contain a discussion of additional factors that may affect Constellation's business. These factors could cause actual future performance to differ from current expectations. Constellation does not undertake to update any forward-looking statements.

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